SCHEDULE 14A INFORMATION
 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT   [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT   [   ]

Check the appropriate box:

[ ]	Preliminary proxy statement
[X]	Definitive proxy statement
[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive additional materials
[ ]	Soliciting Material Under Rule 14a-12

NOVATEL WIRELESS, INC.
 (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 15, 2003

Dear Stockholder:

      You are cordially invited to attend a special meeting of stockholders of Novatel Wireless, Inc., to be held on May 2, 2003, at 2:00 p.m. local time at Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122.

      Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Special Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

      It is important that your shares be represented at the meeting. Whether or not you plan to attend, in order to ensure your representation at the special meeting, please complete and return your Proxy Card in the enclosed envelope as promptly as possible.

Sincerely,

MARK ROSSI
Chairman of the Board of Directors

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on May 2, 2003

To the Stockholders of Novatel Wireless, Inc.:

      NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Meeting”) of Novatel Wireless, Inc., a Delaware corporation (the “Company”), will be held at Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122, on May 2, 2003, at 2:00 p.m., local time for the following purposes:

To (i) approve and reserve for issuance shares of the Company’s common stock issuable (a) upon the conversion of shares of the Company’s Series B Convertible Preferred Stock to be issued in connection with a pending Private Placement Transaction (as defined below), (b) in lieu of cash dividends payable on shares of the Series B Convertible Preferred Stock, (c) upon the conversion of certain secured subordinated convertible promissory notes (the “Private Placement Notes”), and (d) upon the exercise of related common stock purchase warrants issued in connection with the Private Placement Notes, and to be issued in connection with the completion of the Private Placement Transaction (collectively, the “Private Placement Transaction”), and (ii) approve amendments to the terms of the Company’s Series A Convertible Preferred Stock necessary to complete the authorization and issuance of shares of the Company’s Series B Convertible Preferred Stock in the Private Placement Transaction.

      The Board of Directors of the Company has fixed the close of business on March 25, 2003 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

      THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WHICH RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ISSUANCES OF SHARES OF THE COMPANY’S COMMON STOCK UPON CONVERSION OF THE COMPANY’S SERIES B CONVERTIBLE PREFERRED STOCK AND THE PRIVATE PLACEMENT NOTES, IN LIEU OF CASH DIVIDENDS PAYABLE ON SHARES OF THE SERIES B CONVERTIBLE PREFERRED STOCK AND UPON THE EXERCISE OF RELATED COMMON STOCK PURCHASE WARRANTS AND THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF DESIGNATION — SERIES A PREFERRED STOCK. Please refer to the attached Proxy Statement, which forms a part of this notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the Meeting.

      Whether or not you plan to attend the Meeting in person, it is important that you sign, date and return promptly the enclosed proxy in the envelope provided to assure that your shares are represented at the Meeting. If you subsequently decide to attend the Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

By Order of the Board of Directors,

MELVIN L. FLOWERS
Senior Vice President, Finance,
Chief Financial Officer and Secretary

April 15, 2003

San Diego, California

PROXY STATEMENT
INTRODUCTION
PROPOSAL 1: APPROVAL OF THE PRIVATE PLACEMENT TRANSACTIONS
EFFECTS OF PRIVATE PLACEMENT TRANSACTIONS AND SERIES A CERTIFICATE AMENDMENTS ON HOLDERS OF COMMON STOCK
BOARD OF DIRECTORS APPROVAL
USE OF PROCEEDS
NO APPRAISAL OR DISSENTERS’ RIGHTS; NO PREEMPTIVE RIGHTS
VOTE REQUIRED
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT
DESCRIPTION OF CAPITAL STOCK
STOCKHOLDER PROPOSALS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
AVAILABLE INFORMATION
OTHER MATTERS
ANNEX A

NOVATEL WIRELESS, INC.

9360 Towne Centre Drive, Suite 110
San Diego, California 92121

SPECIAL MEETING OF STOCKHOLDERS

To Be Held on May 2, 2003

PROXY STATEMENT

INTRODUCTION

General

      The enclosed proxy is solicited by and on behalf of the Board of Directors (the “Board”) of Novatel Wireless, Inc., a Delaware corporation (the “Company”), in connection with a special meeting of stockholders of the Company (the “Meeting”) to be held at 2:00 p.m. local time at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122, on May 2, 2003, and any adjournment or postponement thereof.

      At the Meeting, stockholders of the Company will be asked to consider and vote upon the following proposal (“Proposal 1”):

1.	To (i) approve and reserve for issuance shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), issuable (a) upon the conversion of shares of the Company’s Series B Convertible Preferred Stock (the “Series B Stock”) to be issued in connection with the pending Private Placement Transactions (as defined under the caption “Proposal 1: Approval of the Private Placement Transactions — Background”), (b) in lieu of cash dividends payable on shares of the Series B Stock, (c) upon the conversion of secured subordinated convertible promissory notes, and (d) upon the exercise of related common stock purchase warrants issued in connection with the secured subordinated convertible promissory notes, and to be issued in connection with the completion of the Private Placement Transactions, and (ii) approve amendments (the “Series A Certificate Amendments”) to the terms of the Company’s Series A Convertible Preferred Stock (the “Series A Stock”) necessary to complete the authorization and issuance of shares of the Series B Stock in the Private Placement Transactions.

      Only the stockholders of record at the close of business on March 25, 2003 (the “Record Date”) are entitled to vote at the Meeting. Each holder of the Company’s issued and outstanding shares of Common Stock is entitled to one vote per share on all matters submitted to stockholders for approval at the meeting and each holder of Series A Stock is entitled to that number of votes per share on all matters submitted to stockholders for approval at the meeting as is equal to the number of whole shares of Common Stock into which each share of Series A Stock held by such holder could be converted on the Record Date, multiplied by 0.706422. As of the Record Date, 6,984,823 shares of Common Stock and 3,675 shares of Series A Stock which are convertible into 344,949 shares of Common Stock and which carry an aggregate of 344,949 votes at the Meeting were outstanding. It is expected that this Proxy Statement and accompanying Proxy Card will first be mailed to stockholders on or about April 17, 2003.

      Representatives of KPMG LLP are expected to be present at the Meeting and will have the opportunity to make statements if they desire and to respond to appropriate questions from stockholders.

Voting and Revocation of Proxies

      All shares represented by the accompanying proxy, if the proxy is properly executed, returned and not revoked, will be voted as specified by the stockholder. If no contrary instructions are given, such shares will be voted FOR approval of Proposal 1. As of the date of this Proxy Statement, the Board does not know of any other matter which will be brought before the Meeting. Under the Company’s bylaws, the Company must set forth the purpose for which a special meeting of stockholders is called in the related notice of meeting. Although not expected, if any other matter properly comes before the Meeting, or any adjournment or postponement thereof, which may be properly acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein unless otherwise indicated.

      A majority of the shares outstanding and entitled to vote at the Meeting must be represented at the Meeting in person or by proxy to constitute a quorum for the transaction of business at the Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A broker “non-vote” reflects shares held of record by a broker or nominee on behalf of a beneficial owner where the broker or nominee does not have discretionary voting power with respect to a particular proposal and has not received instructions from the beneficial owner. Proposal 1 requires the affirmative vote of (i) at least a majority of the outstanding shares of Common Stock and Series A Stock, voting together as a single class, entitled to vote at the Meeting and (ii) at least a majority of the outstanding shares of Series A Stock, voting as a separate class, entitled to vote at the Meeting. Proxies that reflect abstentions and broker non-votes will have the effect as a vote “Against” Proposal 1.

      Any stockholder giving a proxy has the right to revoke it at any time before it is exercised (i) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (ii) by electing to vote in person at the Meeting. Mere attendance at the Meeting will not revoke a proxy.

      The Company will pay all expenses incurred in this proxy solicitation. We have hired Georgeson Shareholder to assist us in soliciting proxies for a fee of approximately $12,000. The directors, officers and employees of the Company also may make additional solicitations by telephone, facsimile, e-mail, or other forms of communication, but such persons will not be specially compensated therefor.

      The Company’s executive offices are located at 9360 Towne Centre Drive, Suite 110, San Diego, California 92121, and the Company’s telephone number is (858) 320-8800. References herein to the “Company” refer to Novatel Wireless, Inc. and its subsidiaries, unless the context otherwise requires.

The date of this Proxy Statement is April 15, 2003.

PROPOSAL 1:

APPROVAL OF THE PRIVATE PLACEMENT TRANSACTIONS

Background

      On March 12, 2003, the Company entered into a series of agreements, including the Securities Purchase Agreement dated as of March 12, 2003 (the “Purchase Agreement”), with a group of investors (the “Investors”) in connection with the private placement of $3.25 million of debt and equity securities for cash, and the issuance of up to $3.505 of equity securities in satisfaction of outstanding third-party obligations. As a result of these agreements, the Company completed, or agreed to complete subject to the stockholder approval sought at the Meeting, the following transactions, which are collectively referred to as the “Private Placement Transactions”:

•	The Company issued for cash (i) $1.2 million aggregate principal amount of secured subordinated convertible promissory notes (the “Initial Convertible Notes”), convertible subject to stockholder approval into newly authorized Series B Stock and Common Stock, and (ii) warrants to purchase an aggregate of 857,143 shares of Common Stock (the “First Issuance Warrants”);

•	The Company agreed to issue, for $2.05 million cash, 2,050 additional shares of Series B Stock and warrants to purchase an aggregate of 1,983,929 shares of Common Stock (the “Additional Issuance Warrants” and, together with the First Issuance Warrants, the “Investor Warrants”), subject to stockholder approval; and

•	The Company agreed to issue $3.505 aggregate principal amount of secured subordinated convertible promissory notes (the “Additional Convertible Notes,” and together with the Initial Convertible Notes, the “Convertible Notes”) to the Investors in satisfaction of presently outstanding third-party obligations to be acquired by the Investors from Sanmina-SCI Corporation (the “Sanmina Obligations”), and subsequently issue up to $3.505 million of additional shares of Series B Stock in repayment of the Additional Convertible Notes, subject to stockholder approval. The purchase of the Sanmina Obligations by the Investors is conditioned upon the Company receiving stockholder approval for the Private Placement Transactions.

      Approval of the Private Placement Transactions is sought in order to satisfy the stockholder approval requirements contained in the Company’s listing agreement with The Nasdaq Stock Market (“Nasdaq”). The Company’s listing agreement with Nasdaq requires stockholder approval for any issuance of common stock or securities convertible into or exercisable for shares of common stock when the issuance or potential issuance (i) may result in a change in control of the issuer or (ii) will result in the issuance of securities at a per share price below the then current quoted bid price or book value per share and which in the aggregate represent 20% or more of the value, or 20% or more of the voting power, of the then outstanding common shares. Upon completion of the Private Placement Transactions alone and assuming exercise of all of the Investor Warrants and full conversion of the Convertible Notes, the Investors collectively will hold more than 50% of the capital stock of the Company and more than 50% of the voting power of the Company’s capital stock and will have paid a price per share less than the quoted bid price per share of the Common Stock as of the date the agreements were executed. The Investors include Bay Investments Limited, RIT Capital Partners, plc, Soen Yong Lee, Pan Invest and Trade Inc., Peter Leparulo, Cornerstone Equity Investors, LLC, PS Capital LLC and Mutual Trust Management (Bermuda) Limited, as trustee of Sofaer Funds/ Global Hedge Fund. As a result, the Company is soliciting stockholder approval of the Private Placement Transactions.

      The Company currently does not have sufficient working capital to continue operations through the second quarter of 2003. Pursuant to the Private Placement Transactions, the Company expects to raise the essential working capital and reduce cash debt service necessary for the Company to continue its operations. If stockholder approval of Proposal 1 is not obtained, the Company will not be able to complete the Private Placement Transactions, and will not have a source of working capital for continued operations. In addition, if stockholder approval of Proposal 1 is not obtained, the holders of the Initial Convertible Note would be entitled to require that the Company repay the indebtedness evidenced by the Initial Convertible Notes within

60 days following the termination of the Purchase Agreement, either in cash or in shares of Common Stock, subject to Nasdaq’s rules and regulations.

      Moreover, the Company does not believe that any alternative financing transaction could be successfully completed. Given the quoted market price per share of the Common Stock as of March 28, 2003, the Company believes that stockholder approval would be required for any issuance of equity securities that would generate net proceeds sufficient to maintain operations through the remainder of the calendar year. Because of the length of time required to negotiate an alternative transaction with prospective investors and present it to the Company’s stockholders for approval, in light of the Company’s current financial condition, it is unlikely that the Company would be able to continue operations long enough to pursue an alternative source of financing. For a more detailed discussion, please see “Proposal 1: Approval of the Private Placement Transactions — Consequences if Stockholder Approval is Not Obtained” contained elsewhere in this Proxy Statement.

      The Company intends to use substantially all the proceeds raised in the Private Placement Transactions principally for sales and marketing, research and development and for general corporate purposes. See “Use of Proceeds.”

      The Board determined that the continued survival and growth of the Company required that additional capital be raised. The Board considered the Company’s on-going financial condition and the benefits and risks of raising equity based on future market prices relative to other alternatives. The Board considered the Private Placement Transactions and acknowledged that two of the directors representing the stockholder Cornerstone Equity Investors contemplated investing in the Private Placement Transactions and that two of the other directors have a financial interest that may be affected by approval and consummation of the Private Placement Transactions. A majority of the Board, including a majority of the disinterested directors of the Board, determined that the Private Placement Transactions are in the best interest of the Company and should be authorized and approved, and recommend to the Company’s stockholders for approval. In addition, in order to close the Private Placement Transactions, the Board has determined that it is in the best interest of the Company to amend and restate the Certificate of Designation — Series A Convertible Preferred Stock filed with the Delaware Secretary of State on December 20, 2001, as amended by the Corrected Certificate of Designation — Series A Convertible Preferred Stock filed with the Delaware Secretary of State on December 20, 2001 and the Amendment to the Corrected Certificate of Designation — Series A Convertible Preferred Stock filed with the Delaware Secretary of State on May 29, 2002, substantially in the form attached to this Proxy Statement as Annex A, and directed that the Series A Certificate Amendments be submitted to the Company’s stockholders for approval. See “Board of Directors Approval.”

      Steven Sherman, David Oros, Mark Rossi, Robert Getz, Peng Lim and Daniel Pittard, each a member of the Board, as well as Peter Leparulo and Melvin L. Flowers, each an executive officer of the Company, agreed to vote, and upon a failure to so vote, granted a representative of the Investors an irrevocable proxy to vote, all shares of Common Stock over which each such person exercises voting authority in favor of Proposal 1 pursuant to the terms of a voting agreement. As of the Record Date, such directors and officers held voting authority over an aggregate of 1,312,479 shares of Common Stock, representing approximately 18.8% of the issued and outstanding Common Stock as of March 28, 2003. Each board member and officer agreed not to sell or transfer any of the shares of Common Stock owned by such person prior to the termination of the voting agreement. In addition, each of David F. Millet, Ventures West Investments Ltd., Bank of Montreal Capital Corporation, Michael Mitgang and GMN Investors II, L.P. agreed to vote, and upon a failure to so vote, granted a representative of the Investors an irrevocable proxy to vote, all shares of Series A Stock over which each such person exercises voting authority in favor of the Series A Certificate Amendments pursuant to the terms of a voting agreement. As of the Record Date, such holders of Series A Stock held voting authority over an aggregate of 2,100 shares of Series A Stock, representing approximately 57% of the issued and outstanding Series A Stock as of March 28, 2003. Furthermore, each person and entity named above agreed not to sell or transfer any of the shares of Series A Stock owned by such person or entity prior to the termination of the voting agreement.

      THE COMPANY’S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1. See “— Vote Required.”

Summary of Transaction Terms

      Set forth below is a summary of the material terms of the Private Placement Transactions, which summary is qualified by reference to the full text of the underlying documents which have been filed as exhibits to the Company’s Current Report on Form 8-K, dated March 28, 2003. See “Available Information.”

      Initial Convertible Notes. Pursuant to the terms of the Purchase Agreement, the Company issued and sold in a private placement transaction to the Investors (i) secured subordinated convertible promissory notes in an aggregate principal amount of $1.2 million and (ii) warrants to purchase an aggregate of 857,143 shares of Common Stock at an exercise price of $0.70 per share. See “— Investor Warrants.” The Initial Convertible Notes bear interest at the annual rate of 8% and are due and payable on March 12, 2005 or earlier under certain circumstances as discussed below. If the Company does not repay the outstanding amounts under the Initial Convertible Notes when due and payable, the effective annual interest rate will increase to 12%. The Company granted the Investors a blanket security interest in all of the assets of the Company to secure the timely payment and performance in full of all of the obligations under the Initial Convertible Notes. The security interest is subordinated to existing security interests that the Company granted to each of Silicon Valley Bank and Sanmina-SCI Corporation (“Sanmina”).

      On the Third Closing Date (as defined below under the caption “— Series B Convertible Preferred Stock”), which is conditioned upon the approval of Proposal 1 sought by this Proxy Statement, the Initial Convertible Notes, to the extent not already repaid, will automatically convert into a number of shares of Series B Stock (the proposed rights, preferences and privileges of which are discussed below) equal to (i) the total amount of the principal then outstanding together with accrued but unpaid interest under the Initial Convertible Notes as of the Third Closing Date, divided by (ii) $1,000.

      Under certain circumstances set forth below, the Company must repay the amounts due under the Initial Convertible Notes before the scheduled maturity date. In the event that, prior to the Third Closing Date, the Company receives funds from any third party, the Company must concurrently repay the Initial Convertible Notes in cash or, at the option of the Investors, in kind with equity securities issued in connection with such financing from and to the extent of the proceeds from such financing. In the event that (i) the Purchase Agreement terminates prior to the Third Closing Date or (ii) the Third Closing Date does not occur on or before July 31, 2003 (or August 31, 2003 upon the occurrence of certain circumstances specified in the Purchase Agreement), in each case other than by reason of the Investors’ material breach, the Company must repay in cash the Initial Convertible Notes within sixty days of such termination date. The repayments shall be made in cash; provided, however, that at the election of the holders of the Initial Convertible Notes (the “Initial Convertible Note Holders”), a portion of such payment (in an amount to be designated by each Initial Convertible Note Holder) shall be effected by the issuance to each such Initial Convertible Note Holder of that number of shares of Common Stock equal to the amount due under such holder’s Initial Convertible Note divided by $0.70 (as adjusted for any stock dividends, stock splits or similar transactions), provided that in the event of such a repayment the total number of shares of Common Stock issuable pursuant to the Initial Convertible Notes and upon exercise of the Investor Warrants shall not exceed 1,396,964 shares of Common Stock.

      The Initial Convertible Notes also provide that upon the occurrence of certain events of default, the representative designated by the Initial Convertible Note Holders (the “Agent”) may declare the principal of, accrued and unpaid interest on, and all other amounts payable under the Initial Convertible Notes immediately due and payable. Events of default include, among others, (i) any default or event of default under the obligations (a) to Silicon Valley Bank pursuant to the Loan and Security Agreement, dated November 29, 2001, as amended, (b) to Sanmina pursuant to the Security Agreement, dated January 12, 2002, (c) set forth in the Additional Convertible Notes, if and when issued, or (d) under any other obligation of the Company or any of its subsidiaries for borrowed money, which default is not cured during the applicable cure period or waived in writing by the lender or obligee, (ii) failure to pay the Initial Convertible Notes when due, and (iii) the Company’s filing of a petition to seek relief under any provision of the Federal Bankruptcy Code.

      Series B Convertible Preferred Stock. Pursuant to the terms and provisions of the Purchase Agreement, the Company has agreed to issue and sell to the Investors, and the Investors have agreed to purchase from the Company, up to 2,050 shares of Series B Stock at a purchase price of $1,000 per share (the “Third Issuance Shares”) together with warrants to purchase up to 1,983,929 shares of Common Stock with an exercise price of $0.70 per share. The Company and the Investors anticipate consummating the issuance and sale of the Third Issuance Shares and the Additional Issuance Warrants within two business days following the satisfaction of certain conditions, the primary condition of which is stockholder approval of Proposal 1 sought by this Proxy Statement (the “Third Closing Date”).

      The holders of Series B Stock are entitled to receive, from funds legally available therefore, a cumulative dividend at the rate of 8.0% per annum of $1,000 per share of Series B Stock (such per share figure, as adjusted to reflect appropriately any stock splits, combinations of Series B Stock, and similar transactions, the “Initial Purchase Price”) held by such holder, payable (i) upon any liquidation, dissolution or winding up of the affairs of the Company, (ii) upon any redemption, or (iii) quarterly in arrears when and as declared by the Board each January 1, April 1, July 1 and October 1 of the applicable year, in preference to any payment made on any shares of Common Stock or Series A Stock (except for in-kind distributions made in connection with the conversion of the Series A Stock into shares of Common Stock).

      Each share of Series B Stock will participate in any dividends or distribution, other than a liquidating distribution, declared or paid on the Common Stock, pro rata, on an as-converted to Common Stock basis. Each share of Series B Stock is also entitled to a liquidation preference of $1,500.00, plus any accrued but unpaid dividends, in preference to any other class or series of capital stock of the Company (the “Series B Liquidation Preference”). After payment in full of the Series B Liquidation Preference to which the holders of the Series B Stock are entitled, distributions will be made to the holders of any series of preferred stock having dividend and liquidation rights junior to the Series B Stock (collectively, the “Junior Preferred Stock”) until their respective liquidation preference has been paid in full. Thereafter, any further distributions in respect of a liquidation, dissolution or winding up of the affairs of the Company shall be distributed ratably among the holders of Series B Stock, any Junior Preferred Stock which participates with the Common Stock upon liquidation and the Common Stock, on an as-converted to Common Stock basis.

      The Series B Stock will be convertible, at the option of the holder at any time, into such number of shares of Common Stock as is determined by dividing the Initial Purchase Price plus an amount equal to all accrued and unpaid dividends by the “Series B Conversion Price,” which is initially $0.70 per share of Common Stock, as may be adjusted from time to time as a result of stock dividends, distributions payable in Common Stock, stock splits, reverse stock splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations or the like. Following any of the events listed in the previous sentence, the Series B Conversion Price and the number of shares of Common Stock issuable upon conversion of the Series B Stock in effect immediately prior to such events will, concurrently with the effectiveness of such events, be proportionately decreased or increased, as appropriate.

      If the Company declares or pays a dividend or other distribution to holders of Common Stock payable in securities other than Common Stock, the holders of Series B Stock will receive upon conversion, in addition to the entitled number of shares of Common Stock, the amount of securities they would have received had they converted their shares of Series B Stock into Common Stock prior to such dividend or distribution. Similarly, if the Common Stock issuable upon conversion of the Series B Stock is changed into the same or a different number of shares of any class or classes of stock by capital reorganization, reclassification, or otherwise, the holders of the Series B Stock will receive upon conversion the securities they would have received had they converted the Series B Stock prior to such reorganization or reclassification. Further, if the Company sells substantially all of its assets or merges or consolidates with or into another entity, the Series B Stock will be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of Series B Stock would have been entitled to receive upon such sale, merger or consolidation based on the Series B Conversion Price effective with respect to such sale, merger or consolidation.

      In addition, if the Company issues additional shares of Common Stock, other than certain specified exceptions, without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to the issuance of such additional shares of Common Stock, the Series B Conversion Price will be adjusted to be equal to the amount of consideration per share received in connection with such issuance. In addition, if the Company issues more than 500,000 shares of Common Stock or options to acquire Common Stock to officers, directors or employees of, or consultants to, the Company pursuant to stock option or stock purchase plans or agreements on terms approved by the Board, without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to the issuance of such additional shares of Common Stock, the Series B Conversion Price will be adjusted to be equal to a price determined by multiplying the Series B Conversion Price then in effect by a fraction (which shall in no event be greater than one), the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at the Series B Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such additional shares of Common Stock.

      On or at any time following the earlier of (i) the acquisition by any person or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of beneficial ownership of securities of the Company representing more than 50% of the voting power of the Company, (ii) a merger or consolidation of the Company or a sale of substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company’s securities prior to the first such transaction continue to hold at least a majority of the voting power of the surviving entity or acquirer of such assets, or (iii) the seventh anniversary of the initial issuance of shares of Series B Stock, then each holder of Series B Stock may elect to have the Company redeem any outstanding shares of Series B Stock, to the extent the Company has funds legally available for such redemption. If funds are then legally available, the redeeming holder of Series B Stock will receive an amount equal to (x) the number of shares of Series B Stock submitted for redemption multiplied by (y) the Series B Liquidation Preference plus all accrued but unpaid dividends thereon, to and including the date of such redemption, whether or not declared.

      Notwithstanding the foregoing, a holder of Series B Stock will not be entitled to redemption pursuant to clauses (i) and (ii) above if the change of control results from the acquisition by such holder or such holder’s affiliates of beneficial ownership of securities of the Company representing more than 50% of the voting power of the Company.

      On or at any time following the seventh anniversary of the initial issuance of shares of Series B Stock, the Company may redeem, in whole or in part, outstanding shares of the Series B Stock on a pro rata basis among the holders of the Series B Stock at a redemption price per share equal to the Series B Liquidation Preference as of such redemption date, provided that (i) the Series B Registration Statement (as defined below in “— Registration Rights With Respect to the Common Stock Issuable Upon Conversion of the Series B Stock and the Initial Convertible Notes and Upon the Exercise of the Investor Warrants”) is then effective, (ii) the average of the closing prices of the Common Stock as reported by Nasdaq over the 20 consecutive trading-day period ending not more than five business days prior to the date of the notice of redemption is greater than or equal to the product of (x) the Series B Conversion Price in effect on the last day of the 20 consecutive trading-day period and (y) 2.50, and (iii) during the period beginning on the date of the Company’s notice of redemption and ending on the redemption date (1) the Company shall not have received any request from the Securities and Exchange Commission (the “SEC”) or any other federal or state governmental authority for amendments or supplements to the Series B Registration Statement or related prospectus or for additional information, (2) no stop order suspending the effectiveness of the Series B Registration Statement or the initiation of any proceedings for that purpose has been issued by the SEC or any other federal or state governmental authority, (3) the Company has not received any notification with respect to the suspension of the qualification or exemption from qualification of the Common Stock for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (4) there has not occurred any event or circumstance which would necessitate the making of any changes in the Series B Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Series B Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The right to convert the Series B Stock will be forfeited unless it is exercised before the date specified in a notice of redemption.

      So long as any shares of Series B Stock are outstanding, upon a change in control, the Company will not redeem any shares of preferred stock that have liquidation or dividend rights that are subordinate to those of the Series B Stock; provided, however, the Company will not be prohibited from redeeming shares of Series A Stock if at least 80% of the Series B Stock issued in connection with the Private Placement Transactions have been either redeemed or converted into Common Stock.

      There are no redemption fund or sinking fund provisions applicable to the Series B Stock and there is no restriction on the repurchase or redemption of shares of Series B Stock by the Company while there is any arrearage in the payment of dividends.

      The holders of Series B Stock will be entitled to notice of any meeting of stockholders of the Company and will vote together with the holders of Series A Stock and Common Stock as a single class upon any matter submitted to the stockholders for a vote, on an as-converted basis as of the record date of such vote or upon the date of such written consent, as the case may be. The holders of Series B Stock will also have a right to participate in future issuances by the Company of any shares of capital stock, or securities convertible into or exercisable for any shares of any class of its capital stock, subject to certain limitations and exceptions.

      Additional Convertible Notes. On January 12, 2002, the Company settled previously disclosed litigation with its contract manufacturer, Sanmina, pursuant to which the Company agreed to make specified payments to Sanmina during the 18-month period following execution of a settlement agreement with Sanmina and Sanmina ULC (the “Settlement Agreement”). On February 7, 2003, the Company and Sanmina amended the Settlement Agreement to extend the time period during which the Company would be permitted to satisfy its remaining payment obligations (the “Amendment”). Pursuant to the terms of the Amendment, the Company agreed that for so long as the Company owed monies to Sanmina pursuant to the Settlement Agreement (the “Sanmina Debt”) the Company would make specified pre-payments on the Sanmina Debt in the event that the Company failed to meet agreed upon performance targets, met or exceeded other performance targets, or raised additional working capital. As of February 10, 2003, the Sanmina Debt totaled approximately $3.505 million.

      On March 12, 2003, the Investors and Sanmina entered into an agreement pursuant to which, subject to certain terms and conditions, Sanmina agreed to sell to the Investors, and the Investors agreed to purchase from Sanmina, (herein, the “Sanmina Purchase”) the Sanmina Debt at a substantial discount. In order to facilitate the Sanmina Purchase, Sanmina granted the Company a forbearance from its obligation to make payments to Sanmina until the earlier to occur of the Sanmina Purchase or August 1, 2003. In return for obtaining this payment forbearance, the Company agreed to continue to observe the operating covenants contained in the Amendment. The Initial Convertible Note Holders have the right to extend the forbearance period beyond August 1, 2003 by making payments to Sanmina at the rate of $150,000 per month of extension. These extension payments will reduce the Company’s aggregate obligation to Sanmina under the Settlement Agreement, as amended, and will increase the principal balance of the Initial Convertible Notes.

      The Sanmina Purchase is subject to, among other things, the approval by the stockholders of Proposal 1 sought by this Proxy Statement. The Sanmina Purchase is also subject to the Company and Sanmina each providing the other with a general release from any and all claims and liabilities arising out of the Settlement Agreement, as amended, and the related security agreement. Upon consummation of the Sanmina Purchase, Sanmina will no longer be a creditor of the Company.

      Pursuant to the terms and provisions of the Purchase Agreement, upon the consummation of the Sanmina Purchase, the Company will issue to the Investors the Additional Convertible Notes in the aggregate principal amount of $3.505 million. The Additional Convertible Notes will not bear interest; however if the payment of any portion of the Additional Convertible Notes is not paid when due (as described below), interest shall accrue on such unpaid amount at the annual rate of 12% from and after the date of default to the date of the payment in full of such unpaid amount. The Company granted the Investors a security interest in all of the assets of the Company to secure the timely payment and performance in full of all of the obligations under the Additional Convertible Notes. The security interest is subordinated to the security interest granted to Silicon Valley Bank under the Loan and Security Agreement, dated November 29, 2001, as amended.

      Provided that the Additional Convertible Notes have not been earlier repaid, or required to have been repaid in cash due to the occurrence of an acceleration event (as described below), then following the Third Closing Date, the Company shall repay the Additional Convertible Notes by issuing to the holders of the Additional Convertible Notes shares of Series B Stock according to the following schedule. On each of the three-month, six-month, and nine-month anniversaries of the Third Closing Date, the Company shall issue, in the aggregate, 400 shares of Series B Stock. On the first anniversary of the Third Closing Date, the Company shall issue such number of shares of Series B Stock equal to all of the remaining outstanding principal and interest (if any) of the Additional Convertible Notes, divided by $1,000. In lieu of observing the foregoing schedule, each Sanmina Holder is entitled to convert the outstanding principal and interest (if any) of his, her or its Additional Convertible Note into shares of Series B Stock at any time following the Third Closing Date at the conversion price of one share of Series B Stock for each $1,000 principal amount of indebtedness evidenced by such Additional Convertible Note.

      In the event, other than by reason of the Investors’ material breach, the Purchase Agreement terminates prior to the Third Closing Date or the Third Closing Date does not occur on or before July 31, 2003 (or August 31, 2003 upon the occurrence of certain circumstances specified in the Purchase Agreement), the Additional Convertible Notes become due and payable in cash according to a payment schedule based generally upon the payment schedule originally negotiated under the Settlement Agreement, as amended, with Sanmina. If the Company breaches any of the representations or warranties that it made to the Investors in the Purchase Agreement that results in or could reasonably be expected to result in a liability of the Company in excess of $1,000,000 that was not otherwise previously disclosed to the Investors, then the Agent on behalf of the holders of the Additional Convertible Notes may require repayment of any amounts then outstanding under the Additional Convertible Notes, with such repayment to occur in cash within 60 days of discovery of the applicable breach.

      Investor Warrants. Each Investor Warrant issued and to be issued has an initial exercise price of $0.70 per share (the “Warrant Exercise Price”), and will be exercisable in whole or in part commencing six months after its date of issuance, for a period of five years. The Common Stock issuable upon exercise of the Investor Warrants will be newly issued shares of the Company’s capital stock. The Investor Warrants are initially exercisable only by means of paying the Company in cash the applicable exercise price per share. However, upon the first anniversary of issuance and thereafter, the Investor Warrants may be exercised by means of a cashless or net exercise provision according to which the holder may from time to time convert such Investor Warrant, in whole or part, into a number of shares of Common Stock determined by dividing (a) the aggregate fair market value of the shares of Common Stock otherwise issuable upon exercise of the Investor Warrant or portion thereof minus the aggregate exercise price of such shares by (b) the fair market value of one share of Common Stock.

      The number of shares of Common Stock issuable upon exercise of the First Issuance Warrants will be subject to certain limitations until such time as the Private Placement Transactions are approved by the stockholders. In compliance with the Company’s obligations pursuant to its listing agreement with Nasdaq, the Company, with certain exceptions, must obtain stockholder approval for any issuance of common stock or securities convertible into or exercisable for shares of common stock when the issuance will result in the issuance of securities at a per share price below the then current quoted bid price or book value per share and which in the aggregate represent 20% or more of the value, or 20% or more of the voting power, of the then outstanding common shares. The number of shares of Common Stock issuable upon exercise of the First Issuance Warrants is contractually limited pursuant to the terms of the First Investor Warrants limited so that the Company will not violate this provision of its listing agreement with Nasdaq.

      If the number of shares of outstanding Common Stock changes by reason of stock dividends, distributions payable in Common Stock, stock splits, reverse stock splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations or the like, the Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of each Investor Warrant in effect immediately prior to the deemed issuance will, concurrently with the effectiveness of the deemed issuance, be proportionately decreased or increased, as appropriate. The holders of the Investor Warrants will not be entitled to any voting rights or any other rights as a stockholder of the Company until the Investor Warrant is duly exercised for shares of Common Stock.

      If the Company issues additional shares of Common Stock, other than certain specified exceptions, without consideration or for a consideration per share less than the Warrant Exercise Price in effect immediately prior to the issuance of such additional shares of Common Stock, the Warrant Exercise Price will be adjusted to be equal to the amount of consideration per share received in connection with such issuance. In addition, if the Company issues more than 500,000 shares of Common Stock or options to acquire Common Stock to officers, directors or employees of, or consultants to, the Company pursuant to stock option or stock purchase plans or agreements on terms approved by the Board, without consideration or for a consideration per share less than the Warrant Exercise Price in effect immediately prior to the issuance of such additional shares of Common Stock, the Warrant Exercise Price will be adjusted to be equal to a price determined by multiplying the Warrant Exercise Price then in effect by a fraction (which shall in no event be greater than one), the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at the Warrant Exercise Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such additional shares of Common Stock.

      If the Company declares or pays a dividend or other distribution to holders of Common Stock payable in securities other than Common Stock, the holders of the Investor Warrants will receive upon exercise, in addition to the entitled number of shares of Common Stock, the amount of securities they would have received had they exercised the Investor Warrants prior to such dividend or distribution. Similarly, if the Common Stock issuable upon exercise of the Investor Warrants is changed into the same or a different number of shares of any class or classes of stock by capital reorganization, reclassification, or otherwise, the holders of the Investor Warrants will receive upon exercise the securities they would have received had they exercised their Investor Warrants prior to such reorganization or reclassification. Further, if the Company sells substantially all of its assets or merges or consolidates with or into another entity, the Investor Warrants will be exercisable into the kind and amount of shares of stock or other securities or property into which a holder of the number of shares of Common Stock deliverable upon exercise of the Investor Warrants would have been entitled to receive upon such sale, merger or consolidation based on the applicable Warrant Exercise Price effective with respect to such sale, merger or consolidation.

      Registration Rights with Respect to the Common Stock Issuable upon Conversion of the Series B Stock and the Initial Convertible Notes and Upon the Exercise of the Investor Warrants. On March 12, 2003, the Company granted the Investors certain registration rights, pursuant to the terms and provisions of a registration rights agreement, to enable the resale of Common Stock issuable upon conversion of the Series B Stock and the Initial Convertible Notes and exercise of the Investor Warrants by the holders or any of them. The foregoing obligation on the part of the Company is conditioned on, among other things, Investors holding a minimum number of shares with such rights demanding that the Company register the underlying Common Stock. The registration statement that the Company has agreed to prepare and file for the Investors is referred to herein as the “Series B Registration Statement.”

Series A Certificate Amendments

      In order to complete the Private Placement Transactions on the terms set forth above, the rights, preferences and privileges of the Series A Stock must be modified as set forth below. If approved, the Series A Certificate Amendments will:

•	reduce the authorized number of shares of Series A Stock from 30,000 to 3,700, a number slightly higher than the number of currently issued and outstanding shares of Series A Stock;

•	subordinate any declaration or payment of dividends to the holders of Series A Stock (other than in-kind payments in connection with the conversion of the Series A Stock to Common Stock) to the prior payment in full of all dividends to which the holders of Series B Stock and any other series of preferred stock created after the issuance of Series B Stock that have preferential dividend and liquidation rights vis-a-vis the Series A Stock (collectively, the “Senior Preferred Stock”) are entitled;

•	subordinate the payment of liquidation rights of the holders of the Series A Stock to the prior satisfaction of all preferential liquidation rights of the Senior Preferred Stock;

•	change the conversion price from $0.77 to $11.55 per share of Common Stock to reflect our historical stock splits and reverse stock splits; and

•	modify the redemption rights of the holders of the Series A Stock in two ways. First, the holders of the Series A Stock will no longer have the right to cause the Company to redeem shares of Series A Stock on or after December 21, 2008. Second, upon a change of control, the holders of Series A Stock will only be entitled to redeem shares of Series A Stock, on a pro rata basis, if at least 80% of the sum of the total number of shares of Series B Stock issued or issuable in connection with the Private Placement Transactions have been redeemed, submitted for redemption in connection with the then change of control or converted into Common Stock.

      The Series A Certificate Amendments will not modify arrears in dividends on the Series A Stock other than as set forth above.

      Each of David F. Millet, Ventures West Investments Ltd., Bank of Montreal Capital Corporation, Michael Mitgang and GMN Investors II, L.P. agreed to vote, and upon a failure to so vote, granted a representative of the Investors an irrevocable proxy to vote, all shares of Series A Stock over which each such person exercises voting authority in favor of the Series A Certificate Amendments pursuant to the terms of a voting agreement. As of the Record Date, such holders of Series A Stock held voting authority over an aggregate of 2,100 shares of Series A Stock, representing approximately 57% of the issued and outstanding Series A Stock as of March 28, 2003. In addition, each holder agreed not to sell or transfer any of the shares of Series A Stock owned by each such holder prior to the termination of the voting agreement.

Interests of Certain Persons

      The following table sets forth for each person who has served as an executive officer and/or director of the Company at any time since the beginning of the last fiscal year and that participated and plans additionally to participate in the Private Placement Transactions, and the number of shares of Series B Stock (assuming conversion of the Initial Convertible Notes and Additional Convertible Notes into Common Stock) and Investor Warrants such participant will hold upon consummation of the Private Placement Transactions.

		Number of Shares of
		Common Stock
		Issuable upon
	Number of Shares of	Exercise of the
Executive Officer/Director	Series A Stock	Investor Warrants

Peter Leparulo(1)	50	20,228
Robert Getz, Director(2)	1,000	404,547
Mark Rossi, Director(2)	1,000	404,547

(1)	Peter V. Leparulo is Chief Executive Officer of the Company and is and will be both the record and beneficial holder of these securities.

(2)	Robert Getz and Mark Rossi, two of the Company’s directors, are each a Managing Director of Cornerstone Equity Investors, LLC. Cornerstone Equity Investors IV, L.P., the record holder of these securities, is an investment fund whose managing general partner is Cornerstone Equity Investors, LLC. Mr. Getz and Mr. Rossi hold voting and investment control over these securities and each disclaims beneficial ownership of these securities except to the extent of his respective pecuniary interest.

NASDAQ Listing Obligation

      The Company is subject to a listing agreement with Nasdaq regarding the quotation of the Common Stock on Nasdaq. Among other things, the listing agreement obligates the Company to comply with certain “non-quantitative designation criteria” promulgated by Nasdaq. These criteria include the requirement that, with certain exceptions, issuers quoted on Nasdaq obtain stockholder approval for any issuance of common stock or securities convertible into or exercisable for shares of common stock (i) when the issuance or potential issuance will result in a change in control of the issuer and (ii) when the issuance is for 20% or more of the Common Stock, or 20% or more of the voting power, outstanding before the issuance for less than the greater of book or market value of the stock (the “20% Rule”). Upon completion of the Private Placement Transactions and assuming exercise of all of the Investor Warrants and full conversion of the Convertible Notes, the Investors collectively will hold more than 50% of the capital stock of the Company and more than 50% of the voting power of the Company’s capital stock and will have paid a price per share less than the quoted bid price per share of the Common Stock as of the date the agreements were executed.

      The number of shares of Common Stock issuable upon (i) conversion of all of the shares of Series B Stock (assuming the Initial Convertible Notes and Additional Convertible Notes are converted into Series B Stock), and (ii) upon the exercise of Investor Warrants against the payment of additional proceeds to the Company of approximately $19.9 million, is 12,491,072, plus shares of Common Stock issuable upon conversion for accrued and unpaid dividends on shares of Series B Stock as of the date of conversion. In order to assure continued compliance with the applicable Nasdaq rules, the transaction documents governing the Private Placement Transactions expressly provide that no more than an aggregate of 1,396,964 shares of Common Stock (approximately 19.99% of the shares of Common Stock outstanding on March 12, 2003) may be issued upon conversion of the Initial Convertible Notes and exercise of the Investor Warrants unless and until the approval sought by this Proxy Statement is obtained. In determining the outstanding number of shares for this purpose, all outstanding options, warrants and any other form of Common Stock equivalent are excluded. As of March 12, 2003, such Common Stock equivalents included (i) employee stock options and (ii) warrants to purchase 1,908,438 shares of Common Stock (the exercise prices of which are subject to adjustment upon dilutive issuances of the Company’s securities, including with respect to certain warrants, the Private Placement Transactions). See “Description of Capital Stock.”

      By approving Proposal 1, stockholders will be approving the issuance by the Company of shares of Common Stock in satisfaction of the Company’s obligations to seek stockholder approval in connection therewith. No further stockholder vote or approval related to the Private Placement Transactions will be sought or required.

Consequences If Stockholder Approval Is Not Obtained

      The Company currently does not have sufficient working capital to continue operations through the second quarter of 2003. Pursuant to the Private Placement Transactions, the Company expects to raise the essential working capital and reduce cash debt service necessary for the Company to continue its operations. If stockholder approval of Proposal 1 is not obtained, the Company will not be able to complete the Private Placement Transactions, and will not have a source of working capital for continued operations. In addition, if stockholder approval of Proposal 1 is not obtained, the holders of the Initial Convertible Note would be entitled to require that the Company repay the indebtedness evidenced by the Initial Convertible Notes within 60 days following the termination of the Purchase Agreement, either in cash or in shares of Common Stock, subject to Nasdaq’s rules and regulations.

      Moreover, the Company does not believe that any alternative financing transaction could be successfully completed. Given the quoted market price per share of the Common Stock as of March 28, 2003, the Company believes that stockholder approval would be required for any issuance of equity securities that would generate net proceeds sufficient to maintain operations through the remainder of the calendar year. Because of the length of time required to negotiate an alternative transaction with prospective investors and present it to the Company’s stockholders for approval, in light of the Company’s current financial condition, it is unlikely that the Company would be able to continue operations long enough to pursue an alternative source of financing.

      If stockholder approval of Proposal 1 is not obtained on or before July 31, 2003 (or August 31, 2003 upon the occurrence of certain circumstances specified in the Purchase Agreement), the Initial Convertible Note Holders would be entitled to require that the Company repay the indebtedness evidenced by the Initial Convertible Notes within 60 days following the termination of the Purchase Agreement either in cash or in shares of Common Stock, subject to the 20% Rule. If the Company is required to repay the Initial Convertible Notes in cash, the Company may not have sufficient funds to do so.

Vote Required

      Stockholder approval of Proposal 1 requires the affirmative vote of at least a majority of the outstanding shares of Common Stock and Series A Stock, voting together as a single class, entitled to vote at the Meeting. The Board recommends that stockholders vote FOR Proposal 1.

      Steven Sherman, David Oros, Mark Rossi, Robert Getz, Peng Lim and Daniel Pittard, each a member of the Board, as well as Peter Leparulo and Melvin L. Flowers, each an executive officer of the Company, agreed to vote, and upon a failure to so vote, granted a representative of the Investors an irrevocable proxy to vote, all shares of Common Stock over which each such person exercises voting authority in favor of Proposal 1 pursuant to the terms of a voting agreement. As of the Record Date, such directors and officers held voting authority over an aggregate of 1,312,479 shares of Common Stock, representing approximately 18.8% of the issued and outstanding Common Stock as of March 28, 2003. In addition, each of David F. Millet, Ventures West Investments Ltd., Bank of Montreal Capital Corporation, Michael Mitgang and GMN Investors II, L.P. agreed to vote, and upon a failure to so vote, granted a representative of the Investors an irrevocable proxy to vote, all shares of Series A Stock over which each such person exercises voting authority in favor of the Series A Certificate Amendments pursuant to the terms of a voting agreement. As of the Record Date, such holders of Series A Stock held voting authority over an aggregate of 2,100 shares of Series A Stock, representing approximately 57% of the issued and outstanding Series A Stock as of March 28, 2003. Furthermore, each person and entity named above agreed not to sell or transfer any of the shares of Common Stock or Series A Stock, as applicable, owned by such person or entity prior to the termination of the voting agreement.

EFFECTS OF PRIVATE PLACEMENT TRANSACTIONS AND SERIES A
CERTIFICATE AMENDMENTS ON HOLDERS OF COMMON STOCK

      The Private Placement Transactions will have no effect on the rights or privileges of existing holders of Common Stock except to the extent that the interest of each such stockholder in the economic results and voting rights of the Company are diluted pro rata. As discussed elsewhere in this Proxy Statement, the Private Placement Transactions are dilutive in several instances. First, the Company has issued warrants to acquire 857,143 shares of Common Stock and will issue warrants to acquire an additional 1,983,929 shares of Common Stock at the Third Closing. Second, the Common Stock issuable upon conversion of the Series B Stock and upon exercise of the Investor Warrants will be issued at $0.70 per share, which is below the quoted bid price or book value per share on the date the Purchase Agreement was executed. Third, the Series B Stock and Investor Warrants each have full-ratchet anti-dilution protection. Lastly, upon completion of the Private Placement Transactions alone and assuming exercise of all of the Investor Warrants and full conversion of the Convertible Notes, the Investors collectively will hold more than 50% of the capital stock of the Company and more than 50% of the voting power of the Company’s capital stock. Further, the holders of Series B Stock to be issued in the Private Placement Transactions will be entitled (i) to receive dividends and distributions in a liquidation in preference to the claims of the holders of the Common Stock and (ii) to be redeemed upon a change in control. See “Proposal 1: Approval of the Private Placement Transactions — Summary of Transaction Terms.”

      Under applicable Delaware law and the Company’s Amended and Restated Certificate of Incorporation, as amended, the Board has the authority, without the need for further action by the stockholders, to issue additional shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any series of unissued preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders. The issuance of additional shares of preferred stock, and shares of Common Stock into which such preferred stock may be converted, may, among other things, have the effect of delaying, deferring or preventing a change in control of the Company, discouraging tender offers for the Company and inhibiting certain equity issuances until substantially all such shares of preferred stock are converted, redeemed or cancelled.

      If the stockholders approve Proposal 1, and the Private Placement Transactions are consummated, the holders of Series B Stock will also hold certain other rights, preferences and privileges. The Company’s obligations to redeem the Series B Stock under the circumstances outlined above, along with such other rights, preferences and privileges, may, among other things, have the effect of delaying, deferring or preventing a change in control of the Company, discouraging tender offers for the Company and inhibiting certain equity issuances until substantially all such shares are converted or redeemed.

      Assuming the Investors and the Company consummate the Private Placement Transactions, assuming exercise of all the Investor Warrants and full conversion of the Convertible Notes and assuming the Company does not thereafter, or in the interim, issue additional shares of capital stock of a material number, the Investors together will hold more than 50% of the voting power of the Company’s capital stock. The Investors, voting together as a group and without the need to solicit the votes of any other stockholders, would be able to modify the Company’s governing documents to the extent that Delaware law permits such modifications to be made by the affirmative vote of a majority of the issued and outstanding voting capital stock of the Company; provided, however, that any stockholder initiated amendment to the Company’s bylaws, and certain amendments to the Company’s governing documents, require the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of the voting stock of the Company. In addition, to the extent that certain decisions affecting the Company are presented to the stockholders for a decision, the Investors, voting as a group, would be entitled to determine the outcome of such vote.

BOARD OF DIRECTORS APPROVAL

      The Board has determined that the continued survival and growth of the Company required that additional capital be raised. The Board considered the Company’s on-going financial condition and the benefits and risks of raising equity based on future market prices relative to other alternatives. The Board considered the Private Placement Transactions and acknowledged that two of directors representing the stockholder Cornerstone Equity Investors contemplated investing in the Private Placement Transactions and that two of the other directors have a financial interest that may be affected by approval and consummation of the Private Placement Transactions. A majority of the Board, including a majority of the disinterested directors of the Board, determined that the Private Placement Transactions are in the best interest of the Company and should be authorized and approved, and recommended to the Company’s stockholders for approval. In addition, the Board has determined that it is in the best interest of the Company to amend and restate the Certificate of Designation — Series A Convertible Preferred Stock filed with the Delaware Secretary of State on December 20, 2001, as amended by the Corrected Certificate of Designation — Series A Convertible Preferred Stock filed with the Delaware Secretary of State on December 20, 2001 and the Amendment to the Corrected Certificate of Designation — Series A Convertible Preferred Stock filed with the Delaware Secretary of State on May 29, 2002, substantially in the form attached to this Proxy Statement as Annex A, and directed that the Series A Certificate Amendments be submitted to the Company’s stockholders for approval. See “Interests of Certain Persons” and “Use of Proceeds.”

USE OF PROCEEDS

      The Company expects that the Private Placement Transactions, when consummated, will yield aggregate net proceeds to the Company of approximately $2.8 million (after estimated transaction expenses) and will result in the satisfaction of approximately $3.505 million of obligations currently due pursuant to the terms of the Settlement Agreement, as amended. The Company intends to use substantially all of such funds received principally for sales and marketing, research and development and general corporate purposes.

NO APPRAISAL OR DISSENTERS’ RIGHTS; NO PREEMPTIVE RIGHTS

      Under applicable Delaware law, stockholders are not entitled to any statutory dissenters’ rights or appraisal of their shares of Common Stock in connection with the Private Placement Transactions. Current holders of the Series A Stock or the Common Stock that the Company issued on September 17, 2002 have contractual rights to receive notice of and an opportunity to participate in certain of the Company’s equity issuances. Prior to the issuance of the Initial Convertible Notes and the First Issuance Warrants, holders of Series A Stock representing approximately 57% of the shares of Series A Stock waived their right to participate in the Private Placement Transactions. The Company intends to seek a waiver from the remainder of the holders of Series A Stock and holders of Common Stock issued on September 17, 2002 of any and all participation rights which such holders may have in the Private Placement Transactions.

VOTE REQUIRED

      Proposal 1 requires the affirmative vote of (i) at least a majority of the outstanding shares of Common Stock and Series A Stock, voting together as a single class, entitled to vote at the Meeting and (ii) at least a majority of the outstanding shares of Series A Stock, voting as a separate class, entitled to vote at the Meeting. Proxies that reflect abstentions and broker non-votes will have the effect as a vote “Against” the Proposal 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

HOLDERS AND MANAGEMENT

      The following table sets forth certain information as of March 28, 2003 with respect to the beneficial ownership of our Common Stock and Series A Stock, by (i) each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock or the Series A Stock, as applicable, (ii) the chief executive officer and the five most highly compensated executive officers, other than the chief executive officer, at the end of the last fiscal year, and (iii) all executive officers and directors of the Company as a group.

      Each stockholder’s percentage ownership in the following table is based on the number of shares of Common Stock and Series A Stock issued and outstanding as of March 28, 2003. As of March 28, 2003, there were 6,984,823 shares of Common Stock and 3,675 shares of Series A Stock issued and outstanding. For purposes of calculating each stockholder’s percentage ownership, all options and other securities convertible into Common Stock, and warrants to acquire Common Stock, convertible or exercisable within 60 days of March 28, 2003 held by the particular stockholder are treated as outstanding shares, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. In addition, the table assumes that such stock options are vested and exercisable as a consequence of the consummation of the Private Placement Transactions. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to such shares. To the Company’s knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

	Number of Shares			Percentage
	Beneficially Owned			of Class

			Series A		Series A
	Common		Preferred	Common	Preferred
Name of Beneficial Owner(1)	Stock		Stock	Stock	Stock

Cornerstone Equity Investors, LLC	856,994	(2)	—	11.99%	—
717 Fifth Avenue, Suite 1100 New York, NY 10022
Robert Getz	876,993	(3)	—	12.24	—
Mark Rossi	876,993	(3)	—	12.24	—
Entities affiliated with GSM Capital Limited Partnership	471,109	(4)	—	6.58	—
Lynnfield Woods Office Park 210 Broadway, Suite 101 Lynnfield, MA 01949
Steven Sherman	335,119	(5)	—	4.77	—
Entities affiliated with Ventures West Capital Limited	168,742	(6)	1,150	2.38	31.30
1285 West Pender Street, Suite 280 Vancouver, British Columbia CANADA V6E 4B1
Aether Systems, Inc.	449,313	(7)	—	6.32	—
11460 Cronridge Drive Owings Mills, MD
David S. Oros	473,025	(8)	—	6.63	—
Entities affiliated with Pequot Capital	38,961	(9)	1,500	*	40.82
500 Nyala Farm Road Westport, CT
GMN Investors II L.P.	19,065	(10)	750	*	20.41
Gemini Investors 20 William Street Wellesley, MA
Peng K. Lim	21,332	(11)	—	*	—
John E. Major	417,120	(12)	—	5.65	—
Daniel Pittard	20,000	(13)	—	*	—
Peter V. Leparulo	96,491	(14)	—	1.36	—
Melvin L. Flowers	95,526	(15)	—	1.35
All directors and named executive officers as a group (9 persons)	2,355,605		—	29.48	—

*	Represents less than one percent of the outstanding shares of Common Stock.

(1)	Unless otherwise indicated, the principal address for each of the persons listed is c/o Novatel Wireless, Inc., 9360 Towne Centre Drive, Suite 110, San Diego, California 92121.

(2)	Represents 695,536 shares of Common Stock and warrants to purchase 161,458 shares of Common Stock.

(3)	Represents 695,536 shares of Common Stock and warrants to purchase 161,458 shares of Common Stock. Robert Getz and Mark Rossi, two of the Company’s directors, are each a Managing Director of Cornerstone Equity Investors, LLC. Cornerstone Equity Investors IV, L.P., the record holder of these securities, is an investment fund whose managing general partner is Cornerstone Equity Investors, LLC. Robert Getz and Mark Rossi hold voting and investment control over these securities and each disclaims beneficial ownership of these securities except to the extent of his respective pecuniary interest. In addition, each of Messrs. Getz and Rossi hold beneficially and of record options to purchase 19,999 shares of Common Stock.

(4)	Represents 298,839 shares of Common Stock and warrants to purchase 172,270 shares of Common Stock. H.H. Haight, one of the Company’s former directors, holds voting and investment control over these securities and disclaims beneficial ownership of these securities except to the extent of his pecuniary interest.

(5)	Represents 228,920 shares of Common Stock, warrants to purchase 8,802 shares of Common Stock and options to purchase 25,999 shares of Common Stock. Also includes 30,000, 13,333, 7,000, 6,666 and 14,399 shares of Common Stock held of record respectively by MRM Life Ltd., Southpoint Consolidated Limited Partnership, Sherman Capital Group LLC, Roberta Sherman and Sherman Family Foundation. Mr. Sherman, one of the Company’s directors, holds voting and investment control over the securities held by MRM Life Ltd., Southpoint Consolidated Limited Partnership, Sherman Capital Group LLC, Roberta Sherman and Sherman Family Foundation. Mr. Sherman is the sole general partner of Sherman Family Foundation. Mr. Sherman disclaims beneficial ownership of these securities except to the extent of his pecuniary interest.

(6)	Represents 53,714 shares of Common Stock, warrants to purchase 115,028 shares of Common Stock and 1,150 shares of Series A Preferred Stock held.

(7)	Represents 325,015 shares of Common Stock and warrants to purchase 124,298 shares of Common Stock.

(8)	Represents 325,015 shares of Common Stock and warrants to purchase 124,298 shares of Common Stock held of record by Aether Capital LLC. Mr. Oros, one of the Company’s directors, serves as Chairman and Chief Executive Officer of Aether Systems, Inc., which is the sole member of Aether Capital, LLC. The board of directors of Aether Systems, Inc. holds voting and investment control over these securities. Mr. Oros disclaims beneficial ownership of these securities except to the extent of his pecuniary interest. Also represents 2,444 shares of Common Stock, warrants to purchase 1,269 shares of Common Stock, and options to purchase 19,999 shares of Common Stock in each case held of record by Mr. Oros.

(9)	Represents 1,500 shares of Series A Preferred Stock and warrants to purchase 38,961 shares of Common Stock.

(10)	Represents 750 shares of Series A Preferred Stock and warrants to purchase 19,065 shares of Common Stock.

(11)	Represents options to purchase 21,332 shares of Common Stock. Mr. Lim is a director of the Company.

(12)	Represents 25,812 shares of Common Stock, warrants to purchase 6,493 shares of Common Stock and options to purchase 384,815 shares of Common Stock. Mr. Major is a director of the Company.

(13)	Represents options to purchase 20,000 shares of Common Stock. Mr. Pittard is a director of the Company.

(14)	Represents 1,103 shares of Common Stock, warrants to purchase 57 shares of Common Stock and options to purchase 95,331 shares of Common Stock. Mr. Leparulo is Chief Executive Officer of the Company.

(15)	Represents 196 shares of Common Stock and options to purchase 95,330 shares of Common Stock.

      Mr. Flowers is the Senior Vice President, Finance, Chief Financial Officer and Secretary of the Company.

DESCRIPTION OF CAPITAL STOCK

      The Company’s Amended and Restated Certificate of Incorporation, as amended, authorizes the issuance of up to 365,000,000 shares of capital stock, of which 350,000,000 shares are designated as Common Stock, par value $.001 per share, and 15,000,000 shares are designated as Preferred Stock, 30,000 of which have been designated as Series A Stock. As of March 28, 2003, 6,984,823 shares of Common Stock (net of treasury shares) were issued and outstanding. As of March 28, 2003, 3,675 shares of Series A Stock were issued and outstanding.

Common Stock

      Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Company’s Board from funds legally available for that purpose. In the event of a liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and subject to the prior distribution rights of any outstanding preferred stock. The Company’s Common Stock carries no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to it.

      Section 2115 of the California Corporations Code (the “California Law”) provides that a corporation incorporated in a state other than California (such as the Company, which is incorporated in Delaware) may nevertheless be subject to certain of the provisions of the California Law (as specified in Section 2115 of the California Law) applicable to California corporations (commonly designated a “Quasi-California Corporation”) if more than one-half of its outstanding voting securities are owned of record by persons having addresses in California and more than half of its business is conducted in California (generally, if the average of its property factor, payroll factor and sales factor (as defined in Sections 25129, 25132 and 25134 of the California Revenue and Taxation Code) is more than 50 percent during its latest full income year). Such a foreign corporation will not be treated as a Quasi-California Corporation if, however, it has outstanding securities designated as qualified for trading on Nasdaq or any successor thereto. The Company’s Common Stock is qualified to trade on Nasdaq, and thus Section 2115 is not presently applicable to the Company.

Preferred Stock

      The Board, without the further approval of the holders of the Common Stock, is authorized to designate for issuance up to 15,000,000 shares of Preferred Stock, in such series and with such rights, privileges and preferences as the Board may from time to time determine. As of the date of this Proxy Statement, 30,000 of such shares have been designated as Series A Stock, 3,675 of which were issued and outstanding as of March 28, 2003.

      Series A Stock. Each share of Series A Stock is entitled to receive cumulative dividends, payable commencing as of the date of issuance and thereafter quarterly on January 1, April 1, July 1 and October 1 of each year, when and as declared by the Board at the rate of 8.0% per annum from December 21, 2001 to February 1, 2002 and 6.5% per annum thereafter, compounded quarterly, of the purchase price paid per share of Series A Stock in preference to any payment made on any shares of Common Stock. In addition, each share of Series A Stock shares in all ordinary dividends or distributions, except for liquidating distributions, declared or paid on the Common Stock on an as-converted basis. Each share of Series A Stock is also entitled to a liquidation preference of $1,000.00 (the “Series A Liquidation Preference”), plus any accrued but unpaid dividends thereon, in preference to any other class or series of capital stock of the Company.

      The Series A Stock is convertible, at the option of the holder at any time, into such number of shares of Common Stock as is determined by dividing the Series A Liquidation Preference plus an amount equal to all accrued and unpaid dividends by the “Series A Conversion Price,” which is currently $11.55 per share of Common Stock, as may be adjusted from time to time. If the number of shares of outstanding Common Stock changes after December 21, 2001 by reason of stock dividends, distributions payable in Common Stock, stock splits, reverse stock splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations or the like, the Series A Conversion Price and the number of shares of Common Stock issuable upon conversion of the Series A Stock in effect immediately prior to such events are, concurrently with the effectiveness of such events, proportionately decreased or increased, as appropriate.

      If the Company declares or pays a dividend or other distribution to holders of Common Stock payable in securities other than Common Stock, the holders of Series A Stock receive upon conversion, in addition to the entitled number of shares of Common Stock, the amount of securities they would have received had they converted their shares of Series A Stock into Common Stock prior to such dividend or distribution. Similarly, if the Common Stock issuable upon conversion of the Series A Stock is changed into the same or a different number of shares of any class or classes of stock by capital reorganization, reclassification, or otherwise, the holders of the Series A Stock will receive upon conversion the securities they would have received had they converted the Series A Stock prior to such reorganization or reclassification. Further, if the Company sells substantially all of its assets or merges or consolidates with or into another entity, the Series A Stock will be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of Series A Stock would have been entitled to receive upon such sale, merger or consolidation based on the Series A Conversion Price effective with respect to such sale, merger or consolidation.

      On or at any time following the earliest of (i) the sale or merger of the Company, wherein a change of control occurs, and (ii) December 21, 2008, then each holder of Series A Stock may elect to have the Company redeem any outstanding shares of Series A Stock, to the extent the Company has funds legally available for such redemption. If funds are then legally available, the redeeming holder of Series A Stock will receive an amount equal to (x) the number of shares of Series A Stock submitted for redemption multiplied by (y) the Series A Liquidation Preference plus all accrued but unpaid dividends thereon, through the date of such redemption, whether or not declared. However, a holder of Series A Stock is not be entitled to redemption pursuant to clause (i) above if the change of control results from the acquisition by such holder of Series A Stock or such holder’s affiliates of beneficial ownership of securities of the Company representing more than 50% of the voting power of the Company.

      The Company may elect to redeem, in whole or in part, outstanding shares of the Series A Stock on a pro rata basis among the holders of the Series A Stock at a redemption price per share equal to the Series A Liquidation Preference plus all accrued but unpaid dividends thereon, provided that (i) the Series A Registration Statement (as defined below) is then effective, (ii) the average of the closing price of the Common Stock as reported by Nasdaq over the 20 consecutive trading-day period ending not more than five business days prior to the date of the notice of redemption is greater than or equal to the product of (x) the Series A Conversion Price in effect on the last day of the 20 consecutive trading-day period and (y) 2.50, and (iii) during the period beginning on the date of the Company’s notice of redemption and ending on the redemption date (1) the Company has not received any request from the SEC or any other federal or state governmental authority for amendments or supplements to the Series A Registration Statement or related prospectus or for additional information, (2) no stop order suspending the effectiveness of the Series A Registration Statement or the initiation of any proceedings for that purpose has been issued by the SEC or any other federal or state governmental authority, (3) the Company has not received any notification with respect to the suspension of the qualification or exemption from qualification of the Common Stock for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (4) there has not occurred any event or circumstance which would necessitate the making of any changes in the Series A Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Series A Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The right to convert the Series A Stock will be forfeited unless it is exercised before the date specified in a notice of redemption.

      There are no redemption fund or sinking fund provisions applicable to the Series A Stock and there is no restriction on the repurchase or redemption of shares of Series A Stock by the Company while there is any arrearage in the payment of dividends.

      The holders of Series A Stock are entitled to notice of any meeting of stockholders of the Company and vote together with the holders of Common Stock as a single class upon any matter submitted to the stockholders for a vote, on an as-converted basis as of the record date of such vote or upon the date of such written consent, as the case may be. The holders of Series A Stock also have a right to participate in future issuances by the Company of any shares of capital stock, or securities convertible into or exercisable for any shares of any class of its capital stock, subject to certain limitations and exceptions.

      The Company agreed to register under the federal securities laws to enable the resale of Common Stock issuable upon conversion of the Series A Stock and exercise of the warrants issued in connection with the issuance and sale of the Series A Stock by the holders or any of them (the “Series A Registration Statement”). The Company filed a Registration Statement on Form S-3 (File No. 333-81190), which was declared effective by the SEC on March 11, 2002. The Company has agreed to use its reasonable efforts to keep the Series A Registration Statement effective until, at the latest, December 21, 2003.

      In order to close the Private Placement Transactions, the Board has determined that it is in the best interest of the Company to amend and restate the Certificate of Designation — Series A Convertible Preferred Stock filed with the Delaware Secretary of State on December 20, 2001, as amended by the Corrected Certificate of Designation — Series A Convertible Preferred Stock filed with the Delaware Secretary of State on December 20, 2001 and the Amendment to the Corrected Certificate of Designation — Series A Convertible Preferred Stock filed with the Delaware Secretary of State on May 29, 2002, substantially in the form attached to this Proxy Statement as Annex A, and directed that the Series A Certificate Amendments be submitted to the Company’s stockholders for approval. See “Board of Directors Approval” and “Series A Certificate Amendments.”

Warrants and Options

      As of March 28, 2003, there were warrants outstanding to purchase a total of 2,765,581 shares of Common Stock, comprised of the First Issuance Warrants and warrants from previous private placement transactions.

      Investor Warrants. In connection with the Private Placement Transactions, the Company issued to the holders of the Initial Convertible Notes, warrants initially exercisable for an aggregate of up to 857,143 shares of Common Stock at the initial exercise price of $0.70 per share, as adjusted from time to time. Each Investor Warrant will be exercisable in whole or in part commencing six months after its date of issuance, for a period of five years. The Investor Warrants are initially exercisable only by means of paying the Company in cash the applicable exercise price per share. However, upon the first anniversary of issuance and thereafter, the Investor Warrants may be exercised by means of a cashless or net exercise provision according to which the holder may from time to time convert such Investor Warrant, in whole or part, into a number of shares of Common Stock determined by dividing (a) the aggregate fair market value of the shares of Common Stock otherwise issuable upon exercise of the Investor Warrant or portion thereof minus the aggregate exercise price of such shares by (b) the fair market value of one share of Common Stock. See “Proposal 1: Approval of the Private Placement Transactions — Summary of Transaction Terms — Investor Warrants.”

      Warrants from Previous Private Placements. As of March 28, 2003, there were warrants outstanding to purchase a total of 1,908,438 shares of Common Stock. Generally, each warrant contains provisions for the adjustment of its exercise price and the number of shares issuable upon its exercise upon the occurrence of any stock dividend, stock split, reorganization, reclassification or consolidation. In addition, each warrant contains provisions for the adjustment of its exercise price upon the occurrence of certain dilutive issuances of securities at prices below the then existing applicable warrant exercise price and with respect to certain warrants, a stated price. In addition, the shares of Common Stock issuable upon any exercise of the warrants provide their holders with rights to have those shares registered and qualified under federal and state securities laws. Some of these warrants have net exercise provisions under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of Common Stock at the time of exercise of the warrant after deduction of the aggregate exercise price.

      Options. As of March 28, 2003, there were options issued under the Company’s stock option plans outstanding to purchase an aggregate of 946,245 shares of Common Stock at a weighted average exercise price of $39.96.

STOCKHOLDER PROPOSALS

      A stockholder desiring to have a proposal included in our proxy statement for the 2003 Annual Meeting of stockholders must comply with the applicable rules and regulations of the SEC, including that any such proposal must have been received by our Secretary at our principal executive offices by December 18, 2002.

      Our bylaws require a stockholder desiring to present a proposal for a vote at the 2003 Annual Meeting of stockholders to notify our Secretary in writing. The notice generally must be delivered to or mailed and received at our principal executive offices (i) not less than 90 days nor more than 120 days prior to the first anniversary date of the 2002 Annual Meeting or (ii) if the date of the 2003 Annual Meeting is more than 30 days prior to or more than 60 days after the first anniversary date of 2002 the Annual Meeting and we provide fewer than 60 days notice or prior public disclosure of the date of the 2003 Annual Meeting, then not later than the 10th day following the day on which such notice of the date of the 2003 Annual Meeting was mailed or such public disclosure was made for the 2003 Annual Meeting. Other specifics regarding the notice procedures, including the required content of the notice, can be found in our bylaws, a copy of which may be obtained without charge by request to our Secretary at the Company’s executive offices.

      Stockholders who wish to have a proposal included in our proxy statement for the 2003 Annual Meeting or have a proposal properly brought before the 2003 Annual Meeting for a vote must comply with the above requirements, as applicable. Stockholders that comply with the rules and regulations promulgated by the SEC to have a proposal included in our proxy statement for the 2003 Annual Meeting of the stockholders will be deemed to have complied with the notice requirements contained in our bylaws. Stockholder proposals submitted to our Secretary that do not comply with these requirements may be excluded from our proxy statement and/or may not be brought before the 2003 Annual Meeting, as applicable.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to “incorporate by reference” the information we filed with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling stockholders sell all the shares of common stock offered by this prospectus.

•	our annual report on Form 10-K for the fiscal year ended December 31, 2001;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002; and

•	our current reports on Form 8-K, filed on January 18, 2002, February 6, 2002, July 19, 2002, July 31, 2002, August 14, 2002, September 12, 2002, October 21, 2002 and November 6, 2002.

      We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents described above, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests should be addressed to:

Corporate Secretary

Novatel Wireless, Inc.
9360 Towne Centre Drive, Suite 110
San Diego, California 92121
telephone number (858) 320-8800.

AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or by way of the SEC’s Internet address, http://www.sec.gov. Such reports and other information may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K. Street, N.W., Washington, D.C. 20006.

      The Company has filed with the SEC a Current Report on Form 8-K, dated March 28, 2003, relating to the Private Placement Transactions (the “Current Report”). The Company will provide without charge to each person to whom a copy of this proxy is delivered, upon the written or oral request of any such persons, a copy of the Current Report. Requests for copies should be addressed to: Corporate Secretary, Novatel Wireless, Inc., 9360 Towne Centre Drive, Suite 110, San Diego, California 92121, telephone (858) 320-8800.

OTHER MATTERS

      As of the date of this Proxy Statement, the Board does not know of any other matter which will be brought before the Meeting. Under the Company’s bylaws, the Company must set forth the purpose(s) for which a special meeting of the stockholders is called in the related notice of meeting. Although not expected, if any other matter properly comes before the Meeting, or any adjournment or postponement thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein unless otherwise indicated.

      You are urged to sign, date and return the enclosed proxy in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you subsequently decide to attend the Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

By Order of the Board of Directors,

MELVIN L. FLOWERS
Senior Vice President, Finance,
Chief Financial Officer and Secretary

April 15, 2003

San Diego, California

ANNEX A

NOVATEL WIRELESS, INC.

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION
SERIES A CONVERTIBLE PREFERRED STOCK
PURSUANT TO SECTION 151 OF THE
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

      NOVATEL WIRELESS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), DOES HEREBY CERTIFY THAT, pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the following resolution was duly adopted and approved by a committee of the Board of Directors of the Corporation, duly designated pursuant to Section 141(c)(2) of the DGCL, at a meeting duly called and held on March 12, 2003:

NOVATEL WIRELESS, INC.

SERIES A CONVERTIBLE PREFERRED STOCK

      RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article IV of the Corporation’s Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series A Preferred Stock (the “Series A Preferred Stock”), to consist of 3,700 shares, par value $.001 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Corporation’s Amended and Restated Certificate of Incorporation) as follows:

      Section 1.     Dividends. The holders of Series A Preferred Stock shall be entitled to receive, from funds legally available therefor, a cumulative dividend at the rate per annum of 6.5% of the purchase price paid per share of Series A Preferred Stock held by such holder, payable, subject to any applicable contractual restrictions, upon any liquidation, dissolution or winding up of the affairs of the Corporation, as described in Section 2, upon any redemption described in Section 5, or otherwise quarterly in arrears when and as declared by the Board of Directors each January 1, April 1, July 1 and October 1 of the applicable year. Notwithstanding the foregoing, no dividends shall be declared, or paid to the holders of the Series A Preferred Stock (other than in-kind in connection with the conversion of the Series A Preferred Stock pursuant to Section 3 hereof) or any series of preferred stock having dividend rights pari passu with those of the Series A Preferred Stock, unless the holders of Series B Preferred Stock and any other series of preferred stock created after the date hereof having preferential dividend and liquidation rights vis-à-vis the Series A Preferred Stock (such Series B Preferred Stock and any other series of Preferred Stock with such preferential rights, the “Senior Preferred Stock”) shall have been paid in full all of the dividends to which they are entitled. No dividends shall be declared, or paid to the holders of common stock, par value $.001 per share, of the Corporation (the “Common Stock”), unless the holders of Series A Preferred Stock and any other series of preferred stock having dividend and liquidation rights pari passu with those of the Series A Preferred Stock (“Pari Passu Preferred Stock”) have been paid in full all of the dividends to which they are entitled. The Series A Preferred Stock shall also participate in any dividend or distribution, other than a liquidating distribution, declared or paid on the Common Stock, pro rata, on the basis of the number of shares of Common Stock (as determined on an as-converted basis for the Series A Preferred Stock) into which such Series A Preferred Stock is then convertible.

      Subject to this Section 1, dividends may be declared and paid on Common Stock from funds lawfully available therefor as and when determined by the Board of Directors of the Corporation.

      Section 2.     Liquidation Rights.

      (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of each share of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all classes, after satisfaction of all preferential liquidation rights of the Senior Preferred Stock, and subject to the rights of any Pari Passu Preferred Stock, an amount equal to $1,000 per share of Series A Preferred Stock (the “Liquidation Preference”), plus all dividends accrued but unpaid thereon, to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 2(a).

      After payment in full of the Liquidation Preference to which the holders of the Series A Preferred Stock are entitled, such holders will not be entitled to any further participation in the distribution of assets of the Corporation.

      Upon conversion of shares of Series A Preferred Stock into shares of Common Stock pursuant to Section 3, the holders of such Common Stock shall not be entitled to any preferential payment or distribution in case of any liquidation, dissolution or winding up, but shall share ratably in any distribution of the assets of the Corporation among the holders of Common Stock.

      (b) Distributions Other than Cash. Whenever the distributions provided for in this Section 2 shall be payable in property other than cash, the value of such distributions shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

      (c) Notice. Written notice of any proposed liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date, the amount of the Liquidation Preference and the place where such Liquidation Preference shall be payable, shall be delivered to the holders of Series A Preferred Stock not less than 45 days prior to the proposed date of such proposed liquidation, dissolution or winding up.

      Section 3. Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

      (a) Optional Conversion: Series A Conversion Price. Subject to Section 3(b), each share of Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date such share was issued, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Liquidation Preference plus an amount equal to all accrued and unpaid dividends by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion. From and after the date of filing of this Amended and Restated Certificate of Designation (“Filing Date”), the conversion price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of any additional consideration by the holder thereof (the “Series A Conversion Price”) shall initially be $11.55 per share of Common Stock. Such Series A Conversion Price shall be subject to further adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible, as hereinafter provided.

      (b) Mechanics of Optional Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor at the office of the Corporation or of any transfer agent for Series A Preferred Stock, shall give written notice to the Corporation at such office that the holder elects to convert the same and shall state therein the holder’s name or the name or, subject to any legal or contractual restrictions on transfer thereof, names of the holder’s nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued and shall pay any transfer or similar tax, if required. The date on which the holder satisfies all these requirements is the “Conversion Date”. On the Conversion Date, all rights with respect to the Series A Preferred Stock so converted shall terminate, except for any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by the holder’s attorney duly authorized in writing. No fractional share of Common Stock shall be issued upon the conversion of Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the applicable Series A Conversion Price then in effect. Within five business days after the Conversion Date, the Corporation shall issue and deliver to such holder of Series A Preferred Stock, or, subject to any legal or contractual restrictions on transfer thereof, to the holder’s nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. Notwithstanding anything to the contrary contained in Sections 3(a) and 3(b), the holder of any shares of Series A Preferred Stock which are selected for redemption by the Corporation in accordance with Section 5 shall not be entitled to convert such shares into Common Stock unless the Conversion Date with respect to such shares is at least two business days prior to the Redemption Date (as defined below).

      (c) Adjustments to the Conversion Price.

      (i) Special Definition. For purposes of this Section 3(c), the following definition shall apply:

(1) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Corporation after the Filing Date by reason of stock dividends, distributions payable in common stock, stock splits, reverse stock splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations or other similar event, other than:

(a) securities issued or issuable as a dividend or distribution on the Series A Preferred Stock;

(b) any securities issued or issuable as a result of an adjustment of the Series A Conversion Price made pursuant to this Section 3(c);

(c) any shares of capital stock of the Corporation, not to exceed one-half of one percent of the total issued and outstanding capital stock of the Corporation on an “as converted to Common Stock” basis, the issuance of which is approved by vote of a majority of the Board of Directors of the Corporation, including the affirmative vote of a majority of the directors designated for election by the holders of the Series A Preferred Stock; and

(d) not more than ten shares of capital stock of the Corporation on an “as converted to Common Stock” basis, the issuance of which resulted from mathematical or other error or inadvertence, provided that the transaction in which such shares were issued was approved at the time by vote of a majority of the Board of Directors of the Corporation, including the affirmative vote of a majority of the directors designated for election by the holders of the Series A Preferred Stock.

      (ii) Adjustment of the Series A Conversion Price for Dividends, Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

(1) Stock Dividends, Distributions or Subdivisions. In the event the Corporation shall be deemed to have issued Additional Shares of Common Stock in a stock dividend, stock distribution or subdivision, the Series A Conversion Price and the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock in effect immediately prior to such deemed issuance shall, concurrently with the effectiveness of such deemed issuance, be proportionately decreased or increased, as appropriate.

(2) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined, consolidated or otherwise changed, by recapitalizations, reclassifications, stock splits, reverse stock splits, exchanges of shares, separations, reorganizations, liquidations or otherwise, the Series A Conversion Price and the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock in effect immediately prior to any such combination, consolidation or other event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

      (d) Adjustments for Certain Dividends and Distributions. In the event that at any time or from time to time after the Filing Date, the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the actual conversion date, retained such securities receivable by them as aforesaid during such period, giving application during such period to all adjustments called for herein.

      (e) Adjustment for Reclassification, Exchange or Substitution. In the event that at any time or from time to time after the Filing Date, the Common Stock issuable upon the conversion of Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 3(c)(ii) above, or a merger, consolidation, or sale of assets provided for in Section 3(f) below) then and in each such event the holder of any share or shares of Series A Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by the holder of a number of shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

      (f) Adjustment for Merger, Consolidation or Sale of Assets. In the event that at any time or from time to time after the Filing Date, the Corporation shall sell all or substantially all of its assets or merge or consolidate with or into another entity, each share of Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of Series A Preferred Stock would have been entitled to receive upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interest thereafter of the holders of Series A Preferred Stock, to the end that the provisions set forth in this Section 3 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

      (g) No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, including, without limitation, voluntary bankruptcy proceedings, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock under this Section 3 against impairment.

      (h) Certificate as to Adjustment. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based; provided, however, that the Corporation shall not be required to provide each holder with such a certificate more than one time per calendar quarter. The Corporation shall, upon the written request at any time of any affected holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the

Series A Conversion Price in effect at the time, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of Series A Preferred Stock.

      (i) Notices of Record Date. In the event of any taking by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall deliver to each holder of Series A Preferred Stock at least twenty days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

      (j) Common Stock Reserve. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series A Preferred Stock.

      (k) Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of Series A Preferred Stock, provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of the Series A Preferred Stock.

      (l) Closing of Books. The Corporation shall at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion or permitted transfer of such Series A Preferred Stock or Common Stock.

Section 4.	Voting Rights.

      (a) Except as otherwise provided herein or as required by law, the holders of the Series A Preferred Stock shall be entitled to notice of any meeting of stockholders and shall vote upon any matter submitted to the stockholders for a vote as a single class together with the holders of the Common Stock, Series B Preferred Stock and any other series of preferred stock entitled to vote generally on matters presented to the stockholders for a vote. Holders of Series A Preferred Stock shall have that number of votes per share as is equal to the number of whole shares of Common Stock into which each such share of Series A Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting or on the date of any written consent.

      (b) Notwithstanding any other provision of this Section 4, in the event that it is determined by Nasdaq (after full process, including any appeal process available to the Corporation) that the voting provisions set forth in this Section 4 violate or conflict with Nasdaq Marketplace Rule 4351, the number of votes to which each share of Series A Preferred Stock is entitled shall be reduced to the extent required to comply with such rule.

      (c) Except as required by law, (i) the holders of the Series A Preferred Stock shall not be entitled to vote as a separate class upon any matter submitted to the stockholders for a vote, and (ii) the holders of the Series A Preferred Stock shall have no right to vote with respect to the creation or issuance of a series of preferred stock having rights, preferences and priviliges pari passu with, or senior to those of the Series A Preferred Stock.

Section 5.	Redemption.

      (a) Redemption at Option of the Holder.

(i) On or at any time following a Change of Control (as defined below), each holder of Series A Preferred Stock may elect to have the Corporation redeem from it, to the extent the Corporation has funds legally available for such purpose, and subject to Section 5(a)(iii), any or all shares of Series A Preferred Stock held by such holder; provided, however, if a Change of Control occurs as a result of the acquisition by a holder of Series A Preferred Stock or such holder’s “affiliates” (as such term is defined in

Rule 405 under the Securities Act of 1933, as amended) of beneficial ownership of securities of the Corporation representing more than 50% of the voting power of the Corporation (whether such acquisition is made by such holder or such holder’s affiliates, individually or as a member of a “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934)), such holder shall not be entitled, as a result of such Change of Control, to require the Corporation to redeem its Series A Preferred Stock pursuant to this Section 5(a). Such election may be made only by delivering to the Corporation (x) a written notice signed by such holder specifying the number of shares of Series A Preferred Stock so to be redeemed, and (y) certificates for the shares of the Series A Preferred Stock so to be redeemed, together with stock powers therefor duty executed by such holder in blank (such written election, certificates and stock powers being referred to collectively as “Redemption Notice”).

(ii) The Corporation shall redeem from holders of Series A Preferred Stock from whom the Corporation received a Redemption Notice, within 30 days of its receipt of such Redemption Notice, all the shares of the Series A Preferred Stock as to which Redemption Notices have been given, to the extent the Corporation has funds legally available for such purpose, and subject to Section 5(a)(iii), by paying to the respective holders the amount equal to (x) the number of shares of Series A Preferred Stock submitted for redemption multiplied by (y)(i) the Liquidation Preference, plus (ii) all accrued but unpaid dividends thereon to and including the date of such redemption, whether or not declared.

(iii) Notwithstanding anything to the contrary in this Section 5, (x) in no event shall the Corporation redeem any share of Series A Preferred Stock pursuant to Section 5(a) unless and until (x) a number of shares of Series B Preferred Stock equal to or greater than 80% of the sum of the total number of shares of Series B Preferred Stock (1) issued upon conversion of the Tranche I Notes (as defined in that certain Securities Purchase Agreement, dated as of March [ ], 2003, by and between the Corporation and certain purchasers (“Securities Purchase Agreement”)), and (2) issued and, as of the date of such Change of Control, issuable under the Sanmina Notes (as defined in the Securities Purchase Agreement), and (3) without duplication, any other shares of Series B Preferred Stock issued in connection with the Third Closing (as defined in the Securities Purchase Agreement) and any other shares of Series B Preferred Stock issued on the Series B Original Issue Date (as defined in the Certificate of Designation of Series B Convertible Preferred Stock (the “Series B Certificate”)), have been either (1) redeemed, (2) submitted for redemption pursuant to a redemption notice under Section 5 of the Series B Certificate and/or (3) converted into Common Stock pursuant to Section 3 of the Series B Certificate, and (y) the Corporation has actually redeemed all shares of Series B Preferred Stock as to which a redemption notice has been submitted to the Corporation. In addition, notwithstanding anything to the contrary in this Section 5, any redemption of the Series A Preferred Stock pursuant to this Section 5(a) shall be subject to the redemption rights of any Pari Passu Preferred Stock. In addition, if the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock are insufficient to redeem the total number of shares of Series A Preferred Stock submitted for redemption pursuant to Redemption Notices, those funds which are legally available will be used to redeem (subject to the rights of any Pari Passu Preferred Stock) the maximum possible number of whole shares ratably among the holders of such shares who have submitted Redemption Notices as of such date of determination. Any shares of Series A Preferred Stock not redeemed as described in this Section 5(a)(iii) shall remain outstanding and, notwithstanding anything herein to the contrary, shall remain entitled to all rights and preferences otherwise provided herein.

      (b) Redemption at the Option of the Corporation.

(i) The Corporation may redeem at any time, in whole or in part, the Series A Preferred Stock at a redemption price per share equal to the Liquidation Preference plus all accrued and unpaid dividends through the Redemption Date (the “Redemption Price”); provided, however, in no event shall the Corporation redeem any shares of Series A Preferred Stock while any shares of Senior Preferred Stock are outstanding. Any redemption effected pursuant to this Section (5)(b)(i) shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock then held by them.

(ii) The Corporation shall provide written notice (the “Corporation Notice”) by first class mail postage prepaid, to each holder of record (determined at the close of business on the business day next preceding the day on which the Corporation Notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of this Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, specifying the date of redemption (the “Redemption Date”), the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed; provided that the Redemption Date shall be not less than 10 days from the date of the Corporation Notice. Except as provided in Section (5)(b)(iii), on or after the Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Corporation Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(iii) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption in the Corporation Notice as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

      (iv) “Change of Control” shall mean: (i) the acquisition by any person or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934), of beneficial ownership of securities of the Corporation representing more than 50% of the voting power of the Corporation; or (ii) a merger or consolidation of the Corporation or a sale of all or substantially all of the assets of the Corporation in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Corporation’s securities prior to the first such transaction continue to hold at least a majority of the voting power of the surviving entity or acquirer of such assets. Notwithstanding anything to the contrary herein, in no event shall the transactions consummated pursuant to the Securities Purchase Agreement (including without limitation, the issuance of secured convertible notes, the issuance of warrants and the issuance of Series B Preferred Stock and the subsequent exercise of warrants or conversion of convertible notes or Series B Preferred Stock) constitute a “Change of Control” for purposes of this Section 5.

      Section 6.     Notices. All notices, requests, consents, demands and other communications required or permitted under this Amended and Restated Series A Preferred Stock Certificate of Designation shall be in writing and shall be deemed to have been duly given, made and received (a) when delivered against receipt, (b) upon transmitter’s confirmation of the receipt of a facsimile transmission, which shall be followed by an original sent otherwise in accordance with this Section 6, (c) upon confirmed delivery by a standard overnight carrier, or (d) if to a U.S. resident, upon expiration of three business days after the day when deposited in the U.S. mail, first class postage prepaid, addressed to the Corporation at its principal executive office, or at such other address of which the Corporation may notify the holders of Series A Preferred Stock from time to time, or if to a holder of Series A Preferred Stock or Common Stock, to such holder’s address as shown by the records of the Corporation.

      Section 7.     Status of Reacquired Shares. Shares of Series A Preferred Stock which have been issued and converted, redeemed or reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued Preferred Stock undesignated as to series and may be redesignated and reissued.

NOVATEL WIRELESS, INC.
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Novatel Wireless, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated April 15, 2003, and appoints Peter Leparulo and Melvin Flowers, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Novatel Wireless, Inc. to be held May 2, 2003, at 2:00 p.m. (local time) at Hyatt Regency La Jolla located at 3777 La Jolla Village Drive, San Diego, California 92122 and at any adjournment or postponement thereof, and to vote all shares of Series A Stock and Common Stock which the undersigned would be entitled to vote if personally present on the matters set forth on the reverse side of this Proxy Card:

APPROVAL OF THE PRIVATE PLACEMENT TRANSACTIONS
AND THE CHARTER AMENDMENTS:

[   ]    FOR    [   ]    AGAINST    [   ]    ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSAL 1.

Date: _____________, 2003

NAME (PLEASE PRINT)

CAPACITY

NOTE: If stock is jointly held, each owner should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their fiduciary capacity or full title when signing.

[ ] Please check if you have had a change of address and print your new address and phone number below:

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE